                                   EXHIBIT 11



                    RITE AID CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
       THIRTY-NINE WEEKS ENDED NOVEMBER 27, 1993 AND NOVEMBER 28, 1992
                   (In Thousands Except Per Share Amounts)

                                                           1993         1992
                                                           ----         ----
Earnings Per Common Share - Assuming No Dilution

  Earnings
    Net income                                          $80,704      $86,611
                                                        =======      =======
  Shares
    Weighted average number of
      common shares outstanding                          88,079       87,899
                                                         ======       ======

  Primary earnings per common share                        $.92         $.99
                                                           ====         ====

Earnings Per Common Share - Assuming Full Dilution

  Earnings
    Net income as reported                              $80,704      $86,611
    Add after tax interest expense applicable
      to 6 3/4% convertible debentures (a)                5,141        4,648
                                                        -------      -------
    Net income as adjusted                              $85,845      $91,259
                                                        =======      =======

  Shares
    Weighted average number of
      common shares outstanding                          88,079       87,899
    Assuming conversion of 6 3/4%
      convertible debentures                              6,397        6,397
    Assuming exercise of options reduced by the
      number of shares which could have been
      purchased with the proceeds from
      exercise of such options                              275          299
                                                        -------      -------
    Weighted average number of
      common shares outstanding as adjusted              94,751       94,595
                                                         ======       ======

  Earnings per common share assuming
    full dilution                                          $.91(b)      $.97(b)
                                                           ====         ====


(a) Shown net of income taxes which were calculated at the company's effective tax rate.
(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.

                                  EXHIBIT 11

                    RITE AID CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
         THIRTEEN WEEKS ENDED NOVEMBER 27, 1993 AND NOVEMBER 28, 1992
                   (In Thousands Except Per Share Amounts)

                                                           1993         1992
                                                           ----         ----
Earnings Per Common Share - Assuming No Dilution

  Earnings
    Net income                                          $22,961      $26,378
                                                        =======      =======

  Shares
    Weighted average number of
      common shares outstanding                          88,082       87,952
                                                         ======       ======

  Primary earnings per common share                        $.26         $.30
                                                           ====         ====

Earnings Per Common Share - Assuming Full Dilution

  Earnings
    Net income as reported                              $22,961      $26,378
    Add after tax interest expense applicable
      to 6 3/4% convertible debentures (a)                1,771        1,549
                                                        -------      -------
    Net income as adjusted                              $24,732      $27,927
                                                        =======      =======

  Shares
    Weighted average number of
      common shares outstanding                          88,082       87,952
    Assuming conversion of 6 3/4%
      convertible debentures                              6,397        6,397
    Assuming exercise of options reduced by the
      number of shares which could have been
      purchased with the proceeds from
      exercise of such options                              275          299
                                                        -------      -------
    Weighted average number of
      common shares outstanding as adjusted              94,754       94,648
                                                         ======       ======

  Earnings per common share assuming
    full dilution                                          $.26(b)      $.30(b)
                                                           ====         ====


(a) Shown net of income taxes which were calculated at the company's effective tax rate.
(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.